EXHIBIT 99.1

PZENA INVESTMENT MANAGEMENT, INC. ANNOUNCES SEPTEMBER 30, 2022 ASSETS UNDER MANAGEMENT AND FLOWS FOR THE THIRD QUARTER OF 2022

New York, NY, October 7, 2022: Pzena Investment Management, Inc. (NYSE: PZN) today reported its preliminary assets under management as of September 30, 2022 and preliminary flows for the third quarter of 2022.

AUM for month-end September 2022, month-end August 2022, and month-end September 2021 are listed below:

Pzena Investment Management, Inc.

Assets Under Management1

($ billions)

	As of	As of	As of
	September 30, 2022	August 31, 2022	September 30, 2021
Account Type
Separately Managed Accounts	$14.0	$16.0	$18.8
Sub-Advised Accounts	25.6	28.9	29.3
Pzena Funds	2.4	2.6	2.7
Total	$42.0	$47.5	$50.8
Investment Strategy
U.S. Value Strategies
Large Cap Value	$8.7	$9.8	$11.2
Mid Cap Value	2.2	2.6	2.9
Small Cap Value	2.0	2.2	2.5
Value	0.4	0.5	0.7
Other U.S. Strategies	0.2	0.2	0.2
Total U.S. Value Strategies	13.5	15.3	17.5
Global & Non-U.S. Value Strategies
Global Value	13.6	15.6	14.8
International Value	6.7	7.6	7.8
Emerging Markets Value	5.4	5.9	7.2
European Value	2.0	2.2	3.0
Other Global & Non-U.S. Value Strategies	0.8	0.9	0.5
Total Global & Non-U.S. Value Strategies	28.5	32.2	33.3
Total	$42.0	$47.5	$50.8
Account Domicile
U.S.	$26.4	$29.7	$31.2
Non-U.S.	15.6	17.8	19.6
Total	$42.0	$47.5	$50.8

1 Numbers may be subject to rounding.

Flows and investment performance for the third quarter of 2022 are listed below1:

	As of			Market	As of
	June 30, 2022	Inflows	(Outflows)	Appreciation (Depreciation)	September 30, 2022
Account Type
Separately Managed Accounts	$16.4	$0.3	$(1.2)	$(1.5)	$14.0
Sub-Advised Accounts	26.1	3.2	(1.1)	(2.6)	25.6
Pzena Funds	2.5	0.3	(0.2)	(0.2)	2.4
Total	$45.0	$3.8	$(2.5)	$(4.3)	$42.0

1 Numbers may be subject to rounding.

About Pzena

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm. Founded in 1995, Pzena Investment Management has built a diverse, global client base. More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide the Company’s current views, expectations, or forecasts of future events and performance, and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which the Company operates; new federal or state governmental regulations; the Company's ability to effectively operate, integrate and leverage any past or future strategic initiatives; statements regarding the previously-announced Agreement and Plan of Merger, dated as of July 26, 2022, by and among the Company, Pzena Investment Management, LLC, and Panda Merger Sub, LLC (the "merger") and related matters; the ability to meet expectations regarding the timing and completion of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain Company stockholder approval of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; risks relating to the financing required to complete the transaction; the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management's attention from ongoing business operations due to the transaction; significant transaction costs, fees, expenses and charges; the risk of litigation and/or regulatory actions related to the transaction; and other factors detailed in the Company's Annual Report on Form 10-K, as filed with the SEC on March 9, 2022 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Jessica Doran, 212-355-1600 or doran@pzena.com.